UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2010
IVEDA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53285	98-0611159

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona	85210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 307-8700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 26, 2010, Iveda Corporation (the “Company”) entered into a Purchase of Iveda Corporation Subscription Agreement (the “Purchase Agreement”) with William M. Walsh (the “Purchaser”) pursuant to which the Company agreed to sell and issue 700,000 shares of the Company’s restricted common stock (“Common Stock”) to the Purchaser for cash consideration of $700,000. A finder’s fee in the amount of $52,500 was paid by the Company in connection with this sale and issuance.
On October 20, 2010, the Company entered into an Agreement for Service (“Agreement for Service”) with RKH Capital Group (“RKH Capital”) pursuant to which RKH Capital shall perform certain services for the Company in support of the Company’s investor relations efforts. The Company shall pay RKH Capital, as consideration for the services to be rendered, cash in the amount of $36,358 and shall sell and issue to RKH Capital 318,750 shares of restricted Common Stock.
The foregoing descriptions of the Purchase Agreement and the Agreement for Service are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Agreement for Service, which are filed as Exhibit 10.2 and Exhibit 10.3 to this current report on Form 8-K and are incorporated by reference herein.
The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, as a sale and issuance to a single, private, accredited investor. The purchasers represented that each was an accredited investor with access to information about the Company sufficient to evaluate the investment and that the Common Stock was being acquired without a view to distribution or resale in violation of the Securities Act of 1933, as amended.
Item 3.02. Unregistered Sales of Equity Securities.
The descriptions of the entry into material definitive agreements in Item 1.01 are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 14, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) of the Company approved (i) the grant of an option to purchase 100,000 shares of Common Stock at $1.06 per share to Steven Wollach, the Company’s Chief Financial Officer, pursuant to the Company’s 2010 Stock Option Plan, dated January 18, 2010; and (ii) an increase in Mr. Wollach’s salary from $85,000 to $100,000 annually, effective October 3, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 20, 2010

Iveda Corporation, a Nevada corporation
By:	/s/ LUZ A. BERG
Luz A. Berg, Corporate Secretary